Except for the historical statements contained herein, all statements made in this presentation are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among others, the impact of competition and changes to the competitive environment for the Company's products and services; changes in demand for the Company's products and services; changes in technology; technological and developmental difficulties; changes in demand for the Company's products and services; reliance on strategic partners; uncertainty of litigation; changes in government regulation; and other factors, detailed from time to time, in the Company's filings with the Securities and Exchange Commission. We do not undertake any obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Slide 1

1996 1997 1998 1999 2000 2001 2002 GP Interactive 400245 511851 596000 660000 725075 812149 876348 Total 516348 613407 703325 755000 806112 887830 952673 Digital Platform = 30.2% 1997 1999 2000 2001 1998 Continued Expansion of Interactive Room Base Largest Worldwide Hotel Provider 2002 FINANCIAL HIGHLIGHTS Slide 2

(in millions) Steady Revenue Growth Despite Occupancy Declines FINANCIAL HIGHLIGHTS Q1 '01 Q2 '01 Q3 '01 Q4 '01 Q1 '02 Q2 '02 Q3 '02 Q4 '02 LTM Revenue 200 207 212 217 221 224 230 235 LTM Occupancy 0.675 0.669 0.655 0.645 0.635 0.632 0.631 0.631 Slide 3

Q4 2002 Q4 2001 % Change Movie Revenue $ 16.84 $ 16.76 .5% Other Interactive Services $ 4.65 $ 4.17 11.5% Total Per Guest Pay Room $ 21.49 $ 20.93 2.7% Q4 Revenue Per Room Analysis FINANCIAL HIGHLIGHTS Slide 4

2002 Increase Over Tape % Change Movie Revenue $21.94 $ 5.28 31.7% Other Interactive 6.55 2.49 61.3% Total Digital Revenue $28.49 $7.77 37.5% Increasing Revenue from Digital System FINANCIAL HIGHLIGHTS Slide 5

Improving Efficiencies FINANCIAL HIGHLIGHTS 2000 2001 2002 2001 3.29 3.13 2.98 GP Operations Expense 2000 2001 2002 2001 0.098 0.097 0.094 SG&A Expense Slide 6

1995 1996 1997 1998 1999 2000 2001 2002 EBITDA 15.9 24.7 35.7 48.6 60.1 67.8 75.1 81.9 Margin 0.251 0.253 0.263 0.292 0.332 0.344 0.346 0.348 (in millions) Steady EBITDA Growth & Margin PERFORMANCE FINANCIAL HIGHLIGHTS Slide 7

Decreasing Capital Spending FINANCIAL HIGHLIGHTS 2001 2002 2001 77.9 70.7 Total Capital Spending Q4 2001 Q4 2002 2001 475 425 Capital Per New Digital Room Slide 8 (in millions)

Cash from Operations Analysis - 2002 2002 Cash from Operations $ 43.8 Corporate Capital (6.8) Minor Extension Investment (3.6) Discretionary Free Cash Flow $ 33.4 Digital Renewal Investment (70,500 rooms) (24.5) New Room Investment (81,600 rooms) (35.8) Post-Growth Cash Flow $(26.9) Slide 9 (in millions) FINANCIAL HIGHLIGHTS

FINANCIAL OUTLOOK 2002 Guidance Q1 '03 Range Revenue $ 58.0 - $ 61.0 EBITDA $ 19.5 - $ 21.0 Net Loss $ (9.0) - $ (7.5) EPS (Loss) $(0.73) - $(0.61) Q1 2003 Capital Spending Between $16.5 and $17.5 Million Slide 10 (in millions)

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